Exhibit 4.4




                                                             EXECUTION COPY
================================================================================
- --------------------------------------------------------------------------------




                 PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT

                                by and among



                          BPC HOLDING CORPORATION



               FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                                 as Trustee


                                    and


               FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                              as Escrow Agent













Dated:  June 18, 1996
- --------------------------------------------------------------------------------
================================================================================

                 PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT


          THIS PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT (this "Agreement"),
                                                                ---------
dated as of June 18, 1996, is by and among BPC HOLDING CORPORATION (the "Company"), FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, as trustee under the
 -------
Indenture referred to below (the "Trustee"), and FIRST TRUST OF NEW YORK,
                                  -------
NATIONAL ASSOCIATION in its capacity as collateral agent for the Trustee and the Holders of the Notes hereinafter described (the "Escrow Agent").
                                                 ------------

                                  RECITALS

     A.   The Notes.  Pursuant to that certain Indenture (the "Indenture")
          ---------                                            ---------
dated as of June 18, 1996 by and between the Company and the Trustee, the Company will issue $105,000,000 in aggregate principal amount of 12 1/2% Senior Secured Notes due 2006 (collectively, the "Notes"). Immediately
                                                  -----
after receipt of payment for the Notes (the "Deposit Time"), the Company
                                             ------------
will deposit $36,500,000 of the net proceeds from the sale of the Notes (the "Escrow Proceeds") into a segregated cash collateral trust account
      ---------------
with the Escrow Agent at its office at 101 Wall Street, Suite 1600, in New York, New York, Account No. 96025210, in the name of First Trust of New York, National Association, as Escrow Agent, "Collateral Account for BPC Holding Corporation" (the "Escrow Account"). The Escrow Account and all
                           --------------
balances and investments from time to time therein shall be under the sole control and dominion of the Escrow Agent for the benefit of the Holders of the Notes. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

     B.   Purpose.  The parties hereto desire to set forth their agreement
          -------
with regard to the administration of the Escrow Account, the creation of a security interest in the Collateral (as defined herein) and the conditions upon which funds will be released from the Escrow Account and the conditions upon which the security interest and Lien described herein will be released.

                                 AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Security Interest.
          -----------------

          1.1  Pledge and Assignment.  The Company hereby irrevocably
               ---------------------
pledges, assigns and sets over to the Trustee, and grants to the Trustee, for the benefit of the Holders of the Notes, a first priority continuing security interest in all of the Company's right, title and interest to all of the following, whether now owned or existing or hereafter acquired or created (collectively, the "Collateral"):
                            ----------

          1.1.1 the Escrow Account;

          1.1.2 all funds from time to time held in the Escrow Account, including, without limitation, the Escrow Proceeds and all certificates and instruments, if any, from time to time, representing or evidencing the Escrow Account or the Escrow Proceeds;

          1.1.3 all Allowable Investments (as defined herein), whether the same shall constitute certificated securities, uncertificated securities, investment property, instruments, general intangibles or otherwise held by or registered in the name of the

     Escrow Agent or the Trustee and all certificates and instruments, if any, from time to time representing or evidencing the Allowable Investments;

          1.1.4 all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee or the Escrow Agent for or on behalf of the Company in substitution for or in addition to any or all of the then existing Collateral;

          1.1.5 all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

          1.1.6 all proceeds of the foregoing including, without limitation, cash proceeds.

The Company and the Trustee hereby appoint the Escrow Agent to act as the Trustee's agent, on behalf of the Holders of the Notes, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Escrow Agent hereby accepts such appointment. Subject to the provisions of Section 7.07 of the Indenture, for so long as the foregoing pledge, assignment and security interest remains in effect, the Escrow Agent hereby waives any right of setoff or banker's lien that it, in its individual capacity, may have with respect to any or all of the Collateral.

          1.2  Secured Obligations.  This Agreement secures the due and
               -------------------
punctual payment and performance of all obligations and indebtedness of the Company, whether now or hereafter existing, under the Notes and the Indenture including, without limitation, interest accrued thereon after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law
(collectively, the "Secured Obligations").
                    -------------------

          1.3  Delivery of Collateral.  All certificates or instruments, if
               ----------------------
any, representing or evidencing the Collateral shall be held by or on behalf of the Escrow Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee and the Escrow Agent. All securities in uncertificated or book-entry form, if any, representing or evidencing the Collateral shall be registered in the name of the Trustee or any of its nominees by book-entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein. In addition, the Trustee shall have the right, at any time following the occurrence of an Event of Default, and only for so long as such Event of Default is continuing, to transfer to or to register in the name of the Trustee or any of its nominees any or all other Collateral. Except as otherwise provided herein, all Collateral shall be deposited and held in the Escrow Account. The Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

          1.4  Further Assurances.  Prior to, contemporaneously herewith,
               ------------------
and at any time and from time to time hereafter, the Company will, at the Company's expense, execute and deliver to the Trustee or the Escrow Agent such other instruments and documents, and take all further action as it deems necessary or advisable or as the Trustee or the Escrow Agent may reasonably request including an Opinion of Counsel, upon which the Trustee or the Escrow Agent, as the case may be, may conclusively rely, to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral and the Company will take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral. The Company will pay all costs incurred in connection with any of the foregoing.

          1.5  Maintaining the Escrow Account.  So long as this Agreement
               ------------------------------
is in full force and effect:

          1.5.1 the Company shall establish and maintain the Escrow Account with the Escrow Agent in New York, New York, and the Escrow Account shall at all times remain under the exclusive dominion and control of the Escrow Agent for the benefit of the Holders of the Notes; and

          1.5.2 it shall be a term and condition of the Escrow Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Escrow Account and except as otherwise provided by the provisions of Article 3 of this Agreement, that no amount (including, without limitation, interest on or other proceeds of the Escrow Account or on any Allowable Investments held therein) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other person or entity other than the Trustee or its designated agent from the Escrow Account.

          1.6  Transfers and Other Liens.  Until termination of this
               -------------------------
Agreement pursuant to Section 8, the Company agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

          1.7  Attorneys-in-Fact.  In addition to all of the powers granted
               -----------------
to the Trustee pursuant to Article 6 of the Indenture, the Company hereby irrevocably appoints each of the Trustee and the Escrow Agent as the Company's attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's or the Escrow Agent's discretion to, so long as any Event of Default has occurred and is continuing, take any action and to execute any instrument which the Trustee or the Escrow Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company.

          1.8  Trustee May Perform.  Without limiting the authority granted
               -------------------
under Section 1.7 and except with respect to the failure of the Company to deliver investment instructions, which shall be governed by the second paragraph of Section 2.1 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Escrow Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Escrow Agent incurred in connection therewith shall be payable by the Company. In the event that the Trustee or the Escrow Agent perform pursuant to this Section 1.8, the Company shall indemnify the Trustee or the Escrow Agent, as the case may be, in the manner provided in Section 7.07 of the Indenture.

          1.9  Escrow Account Statement.  Each month, the Escrow Agent
               ------------------------
shall deliver to the Company and the Trustee a statement signed by the Escrow Agent in a form satisfactory to the Company and the Trustee setting forth with reasonable particularity the balance of funds then in the Escrow Account and the manner in which such funds are invested. The parties hereto irrevocably instruct the Escrow Agent that on the first date upon which the balance in the Escrow account is reduced to zero, the Escrow Agent shall deliver to the Company and to the Trustee a notice that the balance in the Escrow Account has been reduced to zero.

     2.   Investment and Liquidation of Funds in Escrow Account.  Funds
          -----------------------------------------------------
deposited in the Escrow Account shall be invested and reinvested by the Escrow Agent on the following terms and conditions:

          2.1  Allowable Investments.  Subject to the provisions of
               ---------------------
Articles 2 and 3, funds held by the Escrow Agent in the Escrow Account may, at the written direction of the Company, be invested and reinvested in the following ("Allowable Investments"):
            ---------------------

          (a) direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of
          America is pledged ("Government Securities") having a maturity
                               ---------------------
          date on or before the date on which the payments of interest on the Notes to which such Government Securities are pledged to secure occur; (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution, (c) commercial paper maturing not more than 270 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (e) any fund including, without limitation, a fund of the Escrow Agent or an affiliate of the Escrow Agent, investing exclusively in investments of the type described in clauses (a) through (d) above; provided, however, that such Allowable Investment has a maturity date not later than the dates on which the payments of interest on the Notes to which such Allowable Investments are pledged to secure occur; provided, further, that such funds shall initially be invested in Government Securities.

          If the Company fails to give written investment instructions to the Escrow Agent by 12:00 noon (New York time) on any Business Day on which there is uninvested cash and/or maturing Allowable Investments in the Escrow Account, the Trustee is hereby authorized and directed to direct the Escrow Agent to, and the Escrow Agent shall, invest any such cash or the proceeds of any maturing Allowable Investments in Allowable Investments maturing on the next Business Day. The Company's failure to give such investment instructions shall not constitute a default or an event of default hereunder.

          2.2  Interest.  All interest earned on funds invested in
               --------
Allowable Investments shall be held in the Escrow Account and reinvested in accordance with the terms hereof and will be subject to the security interest granted hereunder to the Trustee.

          2.3  Limitation of Trustee's and Escrow Agent's Liability.  In no
               ----------------------------------------------------
event shall the Trustee or the Escrow Agent have any liability to the Company or any other Person for investing the funds from time to time in the Escrow Account in accordance with the provisions of this Article 2, regardless of whether greater income or a higher yield could have been obtained had the Escrow Agent invested such funds in different Allowable Investments, or for any loss (including breakage costs or loss of principal) associated with the sale or liquidation of Allowable Investments in accordance with the terms of this Agreement, in each case other than with respect to gross negligence or willful misconduct of the Escrow Agent.

          2.4  Liquidation of Funds.  In liquidating any Allowable
               --------------------
Investments in accordance with Article 3 of this Agreement, the Company shall direct the Trustee or the Escrow Agent as to which Allowable Investments shall be liquidated.

     3.   Interest Payments.
          -----------------

          3.1 Not later than five (5) Business Days prior to the date of any of the first six scheduled interest payments due on the Notes, the Company shall, in writing, direct the Escrow Agent to transfer from the Escrow Account to the Paying Agent funds necessary to provide for payment in full or any portion of the next scheduled interest payment on the Notes or, if the Company does not intend to utilize the funds in the Escrow Account for such payment of interest, then the Company shall comply with
Section 3.2 below. Upon receipt of such written request, the Escrow Agent will take any action necessary to provide for the payment of such interest payment on the Notes directly to the Holders of Notes from proceeds of the Collateral in the Escrow Account. Concurrently with any release of funds to the Paying Agent pursuant to this Section 3.1, the Company will deliver to the Trustee a certificate substantially in the form of Exhibit A hereto.
                                                          ---------

          3.2 If the Company makes any interest payment or portion of an interest payment from a source of funds other than the Escrow Account ("Company Funds"), the Company may, after payment in full of such interest
  -------------
payment, direct the Trustee in writing to direct the Escrow Agent to release to the Company or at the direction of the Company an amount of funds from the Escrow Account less than or equal to the amount of Company Funds so expended. Upon receipt of the certificate described in the following sentence, the Trustee will direct the Escrow Agent to pay over to the Company the requested amount. Concurrently with any release of funds to the Company pursuant to this Section 3.2, the Company will deliver to the Trustee a certificate substantially in the form of Exhibit A hereto.
                                                       ---------

          3.3 If at any time, the amount of Collateral exceeds 125% of the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company and furnished to the Trustee and Escrow Agent, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made, such pro rata portion of such interest payments then remaining unpaid as is equal to the percentage of such interest payments then remaining, up to and including the sixth scheduled interest payment), the Company may direct the Trustee in writing to release any such overfunding to it. Upon receipt of the certificate described in the following sentence, the Trustee will direct the Escrow Agent to pay the Company any such overfunded amount. Concurrently with any release of funds to the Company pursuant to this Section 3.3, the Company will deliver to the Trustee a certificate substantially in the form of Exhibit A hereto.
                                                       ---------

          3.4 Upon payment in full of the first six scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Agreement will terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Agreement, whether upon release of Collateral to Holders as payment of interest, to the Company or otherwise, the security interest evidenced by this Agreement in the Collateral so released will terminate and be of no further force and effect.

     4.   Representations and Warranties.  The Company hereby represents
          ------------------------------
and warrants that:

          4.1 The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company, except for the security interests granted under this Agreement.

          4.2 The Company is the record and beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Agreement). No financing statement covering the Collateral is on file in any public office other than the financing statements filed pursuant to this Agreement.

          4.3 This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

          4.4 Upon the filing of financing statements required by the Uniform Commercial Code (the "UCC"), the pledge of the Collateral pursuant
                              ---
to this Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee and the ratable benefit of the Holders of Notes, enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from the Company other than as permitted by the Indenture.

          4.5 No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (1) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company (except for any filings necessary to perfect Liens on the Collateral) or (2) for the exercise by the Trustee of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

          4.6 No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Agreement or any of the transactions contemplated hereby.

          4.7 The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

     5.   Covenants
          ---------

          The Company covenants and agrees with the Escrow Agent, the Trustee and the Holders of Notes from and after the date of this Agreement until the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations (including, but not limited to all Obligations) due and owing under the Indenture and the

Notes in the event such obligations (including, but not limited to all Obligations) become due and payable prior to the payment of the first six scheduled interest payments on the Notes:

          (i) The Company agrees that it will not (a) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the lien created pursuant to this Agreement) and, except as otherwise provided in this Agreement, at all times will be the sole beneficial owner of the Collateral.

          (ii) The Company agrees that it will not (a) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral in accordance with the terms of this Agreement or (b) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Collateral.

          6. Remedies upon Default.  If any Event of Default shall have
             ---------------------
occurred and be continuing:

          (i) The Trustee may, without notice to the Company except as required by law and at any time or from time to time, direct the Escrow Agent to liquidate all Allowable Investments and transfer all funds in the Escrow Account to the Paying Agent to apply such funds in accordance with Section 3.03 of the Indenture.

          (ii) The Escrow Agent and/or the Trustee may also exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect at that time in the State of New York (the "Code") (whether or not the Code applies to the affected Collateral),
      ----
     and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's or the Escrow Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee and the Escrow Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee or the Escrow Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (iii) Any cash held by the Escrow Agent as Collateral and all net cash proceeds received by the Trustee or the Escrow Agent in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee or the Escrow Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Escrow Agent) in whole or in part by the Trustee or the Escrow Agent for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee or the Escrow Agent and remaining after payment in full of all the Secured Obligations and the costs and expenses incurred by and amounts payable to the Trustee or the Escrow Agent hereunder or under the Indenture shall be paid over to the Company or to whomsoever shall be lawfully entitled to receive such surplus.

          7.   Indemnity and Authority of the Escrow Agent.
               -------------------------------------------

               7.1 The Escrow Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Escrow Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Escrow Agent may perform any of its duties hereunder or in connection with the Escrow Account by or through agents or employees and shall be entitled to retain counsel of its choice and to act in reliance upon the advice of such counsel concerning all such matters. Neither the Escrow Agent nor any director, officer, employee, attorney or agent of the Escrow Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Escrow Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Company agrees to indemnify and hold harmless the Escrow Agent, the Holders of Notes and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including the reasonably allocated costs of inside counsel)), claims and liabilities incurred by the Escrow Agent, the Holders of Notes or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Escrow Agent, the Holders of Notes or such Person.

               7.2 The Company acknowledges that the rights and responsibilities of the Escrow Agent under this Agreement with respect to any action taken by the Escrow Agent or the exercise or non-exercise by the Escrow Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Escrow Agent and the Holders of Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Escrow Agent and the Company, the Escrow Agent shall be conclusively presumed to be acting as agent for the Holders of Notes with full and valid authority so to act or refrain from acting, and the Company shall not be obligated or entitled to make any inquiry respecting such authority.

               7.3 No provision of this Agreement shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Agreement at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


          8.   Termination.
               -----------

          8.1 This Agreement shall create a continuing security interest in and to the Collateral and such security interest shall, unless otherwise provided in the Indenture or in this Agreement, remain in full force and effect until the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations (including, but not limited to, all Obligations) due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. This Agreement shall be binding upon the Company, its successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Escrow Agent, the Holders of Notes and their respective successors, transferees and assigns.

          8.2 Subject to the provisions of Section 9.3 hereof, this Agreement shall terminate upon the earlier of payment in full in cash of
(A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations (including, but not limited to, all Obligations) due and owing under the Indenture and the Notes in the event such obligations (including, but not limited to all Obligations) become payable prior to the payment of the first six scheduled interest payments on the Notes. At such time, the Trustee shall, at the written request of the Company, reassign and redeliver to the Company all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by or encumbrances created by the Trustee on its interest in the Collateral, and shall be at the expense of the Company.

     9.   Miscellaneous.
          -------------

          9.1  Waiver.  Either party hereto may specifically waive any
               ------
breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party, and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

          9.2  Invalidity.  If, for any reason whatsoever, any one or more
               ----------
of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

          9.3  Survival of Provisions.  All representations, warranties and
               ----------------------
covenants of the Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement; provided, however that the Company's obligations pursuant to Section 7 hereof shall survive the termination of this Agreement (including any termination under applicable bankruptcy laws) or the resignation or removal of the Trustee or the Escrow Agent.

          9.4  Assignment.  This Agreement shall inure to and be binding
               ----------
upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or
- --------  -------
obligations hereunder without the express prior written consent of the Trustee, acting at the direction of the Holders as provided in the Indenture.

          9.5  Entire Agreement; Amendments.  This Agreement and the
               ----------------------------
Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by
         -----------------
the Trustee and the Escrow Agent subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Escrow Agent may execute an amendment to this Agreement only if the requisite consent of the Holders of the Notes required by Section 9.02 of the Indenture has been obtained, unless no such consent is required by such
Section 9.02 of the Indenture.

          9.6  Notices.  All notices and other communications required or
               -------
permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile or telephonically with confirmation in writing not more than twenty-four hours following such telephonic notice.
A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof, except for notice to the Trustee or the Escrow Agent, which shall be deemed given only when received. Notices should be addressed as follows:

          To the Company:

               BPC Holding Corporation
               101 Oakley Street
               Evansville, Indiana 47706
               Attention:  Martin R. Imbler
               Facsimile number:   (812) 421-9604
               Telephone number:   (812) 424-2904

          With copies to:

               Lawrence G. Graev, Esq.
               O'Sullivan, Graev & Karabell, LLP
               30 Rockefeller Plaza
               41st Floor
               New York, New York 10112
               Facsimile number:   (212) 408-2420
               Telephone number:   (212) 408-2400

          To the Trustee:

               First Trust of New York, National Association
               101 Wall Street, Suite 1600
               New York, New York 10005
               Attention:  Corporate Trust Administration (Reference - BPC
Holding)
               Facsimile number:   (212) 809-5459
               Telephone number:   (212) 361-2501

          To the Escrow Agent:

               First Trust of New York, National Association
               101 Wall Street, Suite 1600
               New York, New York 10005
               Attention:  Corporate Trust Administration (Reference - BPC
Holding)
               Facsimile number:   (212) 809-5459
               Telephone number:   (212) 361-2501
or at such other address, facsimile number or phone number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties.

          9.7  Expenses.  The Company will upon demand pay to the Trustee
               --------
and the Escrow Agent such fees set forth in the letter dated June 6, 1996, from the Trustee and Escrow Agent to the Company and as may be agreed upon from time to time in writing and the amount of any reasonable fees, expenses and disbursements of its counsel, retained by the Trustee and Escrow Agent that the Trustee and Escrow Agent may incur in connection with
(a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and Escrow Agent and the Holders of Notes hereunder or (d) the failure by the Company to perform or observe any of the provisions hereof, in each case other than any such expenses that arise from the gross negligence or willful misconduct of the Trustee or Escrow Agent .

          9.8  Security Interest Absolute.  All rights of the Trustee and
               --------------------------
the Holders of Notes and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture; (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or of this Agreement.

          9.9  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

          9.10 Limitation by Law.  All rights, remedies and powers provided
               -----------------
herein may be exercised only to the extent that they will not render this Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

          9.11 Rights of Holders of Notes.  No Holder of Notes shall have
               --------------------------
any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to
- --------
the Trustee under the Notes or the Indenture.

          9.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
               ----------------------------------------------------
DAMAGES.
- -------
          (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, THE TRUSTEE AND THE HOLDERS OF NOTES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

          (ii) THE COMPANY AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE COMPANY OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGEMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (iii) THE COMPANY, THE TRUSTEE AND THE ESCROW AGENT EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          (iv) THE COMPANY AGREES THAT NEITHER THE TRUSTEE, THE ESCROW AGENT NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (v) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES,

OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF NOTES ON THE OTHER HAND.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Pledge, Escrow and Disbursement Agreement as of the day first written above.


COMPANY:                      BPC HOLDING CORPORATION


                              By    /s/ Martin R. Imbler
                                -------------------------------------------
                              Name:     Martin R. Imbler
                              Title:    President


TRUSTEE:                      FIRST TRUST OF NEW YORK, NATIONAL
                               ASSOCIATION


                              By    /s/ Alfia Monastra
                                --------------------------------------------

                              Name     Alfia Monastra
                                  ------------------------------------------
                              Title    Assistant Vice President
                                   -----------------------------------------



ESCROW AGENT:                 FIRST TRUST OF NEW YORK, NATIONAL
                               ASSOCIATION


                              By    /s/ Alfia Monastra
                                --------------------------------------------
                              Name     Alfia Monastra
                                  ------------------------------------------
                              Title    Assistant Vice President
                                   -----------------------------------------